EXHIBIT 10.2

[ * ] - Certain information omitted and filed separately with the Commission pursuant to a confidential treatment request under Commission Rule 24b-2.





                              PURCHASE AGREEMENT

                                   between

                             CREE RESEARCH, INC.

                         Durham, North Carolina, USA
                                  ("Seller")

                                     and

                   OSRAM OPTO SEMICONDUCTORS GMBH & CO. OHG

                                  Regensburg
                         Federal Republic of Germany

                                ("Purchaser")

                            Dated August 30, 1999


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                              PURCHASE AGREEMENT

PURCHASE AGREEMENT (this "Agreement"), made and effective as of the 30th day of August, 1999 (the "Effective Date"), by and between CREE RESEARCH, INC. (hereinafter referred to as "Seller"), a corporation organized under the laws of the State of North Carolina, the United States of America, and OSRAM OPTO SEMICONDUCTORS GMBH & CO. OHG (hereinafter referred to as "Purchaser"), a corporation organized under the laws of the Federal Republic of Germany.

                                   Recitals

WHEREAS, Seller is engaged in the business, among others, of manufacturing and selling LED's in die form and silicon carbide (SiC) wafers; and

WHEREAS, Purchaser is engaged in the business, among others, of manufacturing LED's packaged in lamp form and desires to purchase a quantity of LED die products and SiC wafers from Seller; and

WHEREAS, the parties have agreed on the terms and conditions under which Seller will sell such LED's and wafers to Purchaser and desire to memorialize such terms in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual obligations undertaken in this Agreement, the parties agree as follows:

1.   CONTRACT DOCUMENTS; DEFINITIONS

     1.1   Documents.

           The  following  documents  are  annexed  to and  made a part  of this
           Agreement:

           (a) Schedule 1 -- Quantity and Shipment Schedule (with Attachment A thereto)
           (b)   Schedule 2 -- Price and Payment Schedule
           (c) Schedule 3 -- Product Specifications (with Attachments A, B and C thereto)

     1.2   Definitions.

           For purposes of this Agreement, the terms defined in this Section 1.2 shall have the meaning specified and such definitions shall apply to both singular and plural forms:

          (a) "Affiliates" of a designated corporation, company or other entity means all entities which control, are controlled by, or are under common control with the named entity, whether directly or through one or more intermediaries. For purposes of this definition "controlled" and "control" mean ownership of more than fifty percent (50%) of the voting capital stock or other interest having voting rights with respect to the election of the board of directors or similar governing authority.

          (b)  "Confidential  Information"  shall  have the  meaning  defined in
               Section 11.1.

          (c) "License Agreement" means the Development, License and Supply Agreement between Seller and Siemens AG dated October 25, 1995, which agreement was assigned to and assumed by Purchaser pursuant to the Transformation Agreement between Siemens AG, Seller and Purchaser effective January 1, 1999.

          (d)  "Product  Specifications"  means the  specifications set forth in
               Schedule 3, as the same may be amended from time to time by mutual written agreement of the parties or pursuant to the terms and conditions set forth in such schedule.

          (e) "Products" mean LED chips and silicon carbide substrates which conform to the applicable Product Specifications. Products supplied under this Agreement will be "GaN LEDs," "InGaN LEDs" and "SiC Wafers" as described in Schedule 3.

2.   PURCHASE AND SALE

     2.1   Purchase Commitment.

          (a) Purchaser will purchase from Seller and Seller will sell to Purchaser the quantity of Products shown in Schedule 1, subject to and in accordance with the terms and conditions of this Agreement.

          (b) Purchaser shall be entitled to cancel or otherwise reduce its purchase commitment under this Agreement, or to reschedule shipments of Products under this Agreement, only to the extent expressly permitted by Schedule 1.

     2.2   Price.

          (a)  The purchase price of the Products is set forth in Schedule 2.

          (b) The prices stated in this Agreement do not include transportation or insurance costs, or any sales, use, excise or other taxes, duties, fees or assessments imposed by any jurisdiction.

          (c) All applicable taxes, duties, fees or assessments imposed by any jurisdiction with respect to the purchase of the Products (other than taxes on Seller's net income) will be paid by Purchaser. Any taxes, duties, fees or assessments at any time paid by Seller which are to be paid by Purchaser under this Agreement shall be invoiced to Purchaser and reimbursed to Seller.

     2.3   Payment Terms.

           (a) Purchaser will pay for Products to be purchased under this Agreement in accordance with the payment terms in Schedule 2.

           (b) Payment will be made in U.S. dollars by wire transfer to an account designated in writing by Seller, without reduction for any currency exchange or other charges.

           (c) Seller will provide Purchaser an invoice and/or shipping documentation for each shipment showing the quantity shipped, the applicable price, any amounts prepaid by Purchaser for the shipment, and any taxes, duties, fees or other assessments due from Purchaser with respect to the shipment.

           (d) Amounts not paid when due under this Agreement shall accrue interest at the rate of twelve percent (12%) per annum or, if less, the maximum rate permitted by law.

3.   DELIVERY

     3.1   Purchase Orders, Forecasts.

          (a) Purchaser will submit written purchase orders evidencing its commitment to purchase Products prior to each scheduled shipment date set forth in Schedule 1. Purchase orders will specify the particular quantity of each Product type to be shipped. Concurrently with the execution of this Agreement, Purchaser has delivered or will deliver its purchase orders to Seller for the quantities to be shipped during the first two monthly (four-week) periods of the first quarterly period shown in Schedule 1. All other purchase orders must be received at least sixty (60) days prior to the monthly period in which shipment is scheduled according to Schedule 1.

          (b) Purchase orders may be submitted by Purchaser or by its Affiliates acting on Purchaser's behalf and in its name. If Purchaser requests delivery of shipments to a location other than Regensburg, Germany, the personnel at such location shall be regarded as authorized to act on Purchaser's behalf with respect to scheduling and acceptance of shipments and other matters relating thereto.

          (c) The terms and conditions of this Agreement shall govern the purchase of Products under this Agreement notwithstanding any contrary provisions of any purchase order, order acknowledgment or other similar document issued by either party. Purchase orders issued under this Agreement are intended as an administrative convenience and, in the case of InGaN LEDs, to specify the selection of such Products, but the obligation to purchase Products under this Agreement is not conditioned upon issuance of a purchase order.

          (d) Together with each purchase order, Purchaser shall furnish Seller a nonbinding forecast of the mix of Products expected to be to ordered for delivery during the three months following the period covered by the purchase order.

          (e) Seller will, within ten (10) days after receipt of a purchase order submitted in accordance with the foregoing, issue a written order acknowledgment advising Purchaser of the scheduled shipment date(s) for the quantities ordered.

     3.2   Shipment Schedule.

          (a) Seller will use all commercially reasonable efforts to ship Products in accordance with the shipment schedule set forth in
               Schedule 1. Seller reserves the right to ship quantities prior to the scheduled dates; provided, however, that no shipment shall be made such that Purchaser receives the shipment earlier than the calendar month immediately preceding the month such quantity was originally scheduled to be shipped.

          (b) Seller shall be deemed in default due to a delay in meeting the shipment schedule set forth in Schedule 1 only if, immediately after the last day of any calendar month specified therein, the cumulative quantity actually shipped by Seller is less than eighty-five percent (85%) of the cumulative quantity due to have been shipped.

          (c) In the event of a default by Seller as provided in Section 3.2(b), Purchaser shall be entitled to liquidated damages of one percent (1%) per week of the purchase price of the delayed
               Products, subject to a maximum of ten percent (10%) of such purchase price. If Product shipments are delayed six weeks or more due to circumstances within Seller's reasonable control, then in lieu of the foregoing liquidated damages Purchaser may claim damages actually resulting from the delay up to forty percent (40%) of the purchase price of the delayed Products. This paragraph states Purchaser's sole claim for damages resulting from Seller's delay in delivering Products.

     3.3   Packaging.

           Seller will ship Products in Seller's standard packaging or packaged in such other manner as the parties may mutually agree in writing.

     3.4   Manner of Shipment.

           Unless otherwise mutually agreed Products shall be shipped F.C.A. Seller's manufacturing facilities by delivery to a transportation company designated by Purchaser. Products shall be deemed delivered to Purchaser when delivered to the transportation company at the shipping point. Title and risk of loss or damage shall pass to Purchaser upon delivery. All transportation charges and expenses, including the cost of insurance against loss or damage in transit, shall be Purchaser's sole responsibility. Any such amounts paid by Seller will be invoiced to and paid by Purchaser.

4.   NON-CONFORMING SHIPMENTS.

     4.1   Reporting of Claims.

           Except for warranty claims under Article 6, in the event any shipment does not conform to the ordered amount and type of Product or suffers other faults or defects clearly discernible upon reasonable inspection, such non-conformity will be reported in writing to Seller as soon as possible and in any event no later than forty-five (45) days after shipment of the Product to Purchaser. All other non-conformities in shipments shall be reported in writing to Seller promptly upon discovery. If not so reported, the non-conformity shall be deemed waived.

     4.2   Remedies for Non-Conforming Shipments.

           Seller's sole obligation with respect to shipments determined to be non-conforming shall be, at its option, to replace the non-conforming Products (with shipment at Seller's expense) or to issue a credit to Purchaser in the amount of the price paid for such Products with interest calculated at the rate of twelve percent (12%) per annum from the date of payment to the date of credit. This paragraph states Seller's sole obligations with respect to non-conforming shipments. After acceptance of any shipment Purchaser's sole remedies for defects in such shipment shall be as provided in the warranty provisions of this Agreement.

     4.3   Compliance with Instructions.

           In addition to such other duties as may be imposed by law, Purchaser will comply with all of Seller's reasonable instructions regarding rejected goods. If Purchaser incurs any expenses in complying with such instructions, Seller shall reimburse Purchaser for such expenses promptly upon receipt of Purchaser's written request therefor.

5.   TECHNICAL COOPERATION

     Seller and Purchaser agree to have their representatives meet in person from time to time, at mutually agreed upon times and locations but not more frequently than once each calendar quarter, to discuss potential improvements in and the markets for the InGaN LEDs.

6.   WARRANTIES

     6.1   Limited Warranty.

          (a) Seller warrants to Purchaser that Products purchased from Seller under this Agreement will conform to and perform in accordance with the applicable Product Specifications (Attachments A, B and C to Schedule 3).

          (b) This warranty is extended only to Purchaser and does not constitute a warranty to Purchaser's customers or any other person. This warranty shall not apply to any defect or failure to perform resulting in whole or in part from improper use, application, installation or operation, and Seller shall have no liability of any kind for failure of any equipment or other items in which the Products are incorporated.

          (c) All claims under this warranty must be reported in writing to Seller (with such report accompanied by the Product claimed to be defective, including the die "package" in the case of Products sold in die form) as soon as possible, but in any event no later than ************************ (****) days after shipment of the
               Products to Purchaser. If not so reported, such claims shall be waived.

          (d) Seller's sole obligation with respect to Products determined not to meet the terms of this warranty shall be, at its option, to replace such Products or to issue a credit or refund to Purchaser in the amount of the price received by Seller for the Products. This paragraph states the exclusive remedy against Seller with respect to breach of the warranty given herein or other alleged defects in the Products.

     6.2   Warranty Disclaimer.

           THE WARRANTY IN SECTION 6.1 ABOVE IS GIVEN IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR IMPOSED BY STATUTE OR OTHERWISE. ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY ARE EXPRESSLY DISCLAIMED BY SELLER.

7.   INDEMNIFICATION

     7.1   By Seller.

          (a) Seller at its expense will defend any claim or judicial action brought against Purchaser by a third party, and indemnify Purchaser against any liability for damages finally awarded in any such action, insofar as the same is based on a claim that Products purchased under this Agreement infringe any patent of a third party.

          (b) If any Products are held to be infringing and their use or sale enjoined, or if in the opinion of Seller any Products are likely to become the subject of such a claim of infringement, Seller may, in its sole discretion and at its own expense, procure a license which will protect Purchaser against such claim without cost to Purchaser, replace Seller's inventory of Products with non-infringing Products, or require return of Products in Seller's inventory and refund the price paid by Purchaser for such Products.

          (c) Seller shall have no obligation hereunder for or with respect to claims, actions or demands alleging infringement that arise by reason of combination of noninfringing items with any items not supplied by Seller.

          (d) This Section 7.1 states the entire liability of Seller with respect to any claim of infringement.

     7.2   Conditions of Indemnification.

           Seller's obligations under the foregoing indemnity are subject to the condition that the Purchaser give the Seller: (1) prompt written notice of any claim or action for which indemnity is sought; (2) complete control of the defense and settlement thereof by Seller; and
           (3) cooperation of the Purchaser in such defense. The obligations under the foregoing indemnity are also subject to the condition that the Purchaser not enter into any compromise or settlement or make any admission of liability without the prior written consent of the Seller.

8.   LIMITATIONS OF LIABILITY

     EXCEPT AS PROVIDED IN ARTICLE 7, NEITHER SELLER NOR PURCHASER WILL HAVE ANY LIABILITY TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANY PRODUCTS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH CLAIM IS BASED ON TORT, CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER THEORY. This limitation shall not apply to the extent liability is mandatory by law, as for example in cases of intent or gross negligence, and cannot be lawfully disclaimed.

9.   FORCE MAJEURE

     Seller shall not be in default or liable for any delay or failure in performance of this Agreement due to strike, lockout, riot, war, fire, act of God, accident, delays caused by Purchaser or compliance with any law, regulation, order or direction, whether valid or invalid, of any governmental authority or instrumentality thereof or due to any causes beyond its reasonable control, whether similar or dissimilar to the foregoing and whether or not foreseen. Seller shall use all commercially reasonable efforts to avoid or remove such causes of non-performance or to limit the impact of the event on Seller's performance and shall continue performance with the utmost dispatch whenever such causes as removed.

10.  TERMINATION

     10.1  Termination upon Default or Insolvency.

           Either party may terminate this Agreement by giving written notice of termination to the other:

          (a) if the other party commits a material breach of its obligations under this Agreement or any other agreement between the parties (including but not limited to the License Agreement) and does not cure such breach within thirty (30) after receipt of written notice of the breach from the non-breaching party; or

          (b) if the other party becomes insolvent, or any voluntary or involuntary petition for bankruptcy or for reorganization is filed by or against the other party, or a receiver is appointed with respect to all or any substantial portion of the assets of the other party, or a liquidation proceeding is commenced by or against the other party; provided that, in the case of any involuntary petition or proceeding filed or commenced against a party, the same is not dismissed within sixty (60) days.

     10.2  Effect of Termination.

           Nothing in this Article 10 shall affect, be construed or operate as a waiver of any right of the party aggrieved by any breach of this Agreement to recover any loss or damage incurred as a result of such breach, either before or after the termination hereof.

11.  CONFIDENTIAL INFORMATION

     11.1  Definition.

           "Confidential Information" means any information received by one party or its Affiliates (the "receiving party") from the other party or its Affiliates (the "disclosing party") and which the receiving party has been informed or has a reasonable basis to believe is confidential to the disclosing party, unless such information: (1) was known to the receiving party prior to receipt from the disclosing party; (2) was lawfully available to the public prior to receipt from the disclosing party; (3) becomes lawfully available to the public after receipt from the disclosing party, through no act or omission on the part of the receiving party; (4) corresponds in substance to any information received in good faith by the receiving party from any third party without restriction as to confidentiality; or (5) is independently developed by an employee or agent of the receiving party who has not received or had access to such information.

     11.2  Identification.

           Information which the disclosing party wishes to have treated as Confidential Information under this Agreement shall be identified at the time of disclosure as "confidential" by marking, or in the case of oral disclosures, shall be confirmed as such in writing within thirty (30) days following the oral disclosure.

     11.3  Confidentiality Obligations.

          (a) Each party agrees to maintain Confidential Information received from the other in confidence and neither use for any unauthorized purpose nor disclose such Confidential Information, without the prior written approval of the disclosing party, except for such disclosures as are required to comply with any order of a court or any applicable rule, regulation or law of any jurisdiction or as provided in Section 11.4. Confidential Information may be used only in the performance of this Agreement and for such other purposes as the disclosing party may authorize in writing.

          (b) In the event that a receiving party is required by judicial or administrative process to disclose Confidential Information of the disclosing party, it shall promptly notify the disclosing party and allow the disclosing party a reasonable time to oppose such process.

          (c) Within each party and their respective Affiliates, Confidential Information shall be disclosed only on a need-to-know basis. Each party shall protect Confidential Information of the other by using the same degree of care, but not less than a reasonable degree of care, to prevent unauthorized disclosure or use as that party uses to protect its own confidential information of like nature.

          (d) The foregoing obligations shall remain in force with respect to each item of Confidential Information for five (5) years following the date such information is first disclosed under this Agreement.

          (e)  Each  party  represents  and  warrants  to  the  other  that  its employees, agents or consultants having access to any Confidential Information of the other party shall be subject to a valid, binding and enforceable agreement to maintain such Confidential Information in confidence.

          (f) Each party agrees upon request of the other party to return all Confidential Information received from the other party under this Agreement.

     11.4  Terms of Agreement.

           Purchaser and Seller agree that the terms of this Agreement shall be treated as Confidential Information of each other subject to this
           Article 11; provided, however, that either party may, upon notice to the other, make such public disclosures regarding this Agreement as in the opinion of counsel for such party are required by applicable securities laws or regulations.

12.  ADDITIONAL UNDERTAKINGS

     12.1  Use of Trademarks, Etc.

           Neither party will,  without the prior written  consent of the other,
           (a) use in advertising, publicity or otherwise in connection with any Products sold under this Agreement, any trade name, trademark, trade device, service mark, or symbol owned by the other party or its Affiliates; or (b) represent, either directly or indirectly, that any product of such party or its Affiliates is a product manufactured by the other party or its Affiliates, or vice versa.

      12.2  Use of SiC Wafers.

           Purchaser agrees that it will not, without Seller's prior written consent, use SiC Wafers supplied under this Agreement in the bulk growth of silicon carbide or in the development of processes for bulk growth of silicon carbide, nor sell or otherwise transfer or make available any SiC Wafers to any other person or entity, including Purchaser's Affiliates, except as provided below. Purchaser may transfer SiC Wafers supplied under this Agreement to its Affiliates that are not engaged in the bulk growth of silicon carbide or in the development of processes for bulk growth of silicon carbide provided the Affiliate agrees to be bound by the restrictions stated in this paragraph. Purchaser will be responsible for any breach of the restrictions by its Affiliate.

     12.3  Resale of Products.

           Purchaser agrees that it will not, without Seller's prior written consent, sell or otherwise transfer or make available LED Products supplied under this Agreement to any other person or entity, including Purchaser's Affiliates, in the form of LED die or in any form other than lamp or other packaged form, except as provided below or permitted by the License Agreement. Purchaser may transfer such LED Products to its Affiliates in die form for packaging provided the Affiliate agrees to be bound by the restrictions stated in this paragraph. Purchaser will be responsible for any breach of the restrictions by its Affiliate. If Purchaser's inventories of LED Products supplied under this Agreement exceed its demand for packaged LEDs, or if due to technical reasons Purchaser is unable to supply packaged LEDs in a form that meets a particular customer's requirements, then at Purchaser's request Seller will in good faith discuss with Purchaser the possibility of giving its consent to the resale of LED Products in die form in that circumstance.

13.  GENERAL

     13.1  Notices.

           All notices under this Agreement shall be in writing and sent by prepaid airmail post, by reputable courier service, or by facsimile or electronic message (with a confirmation copy concurrently dispatched by prepaid airmail post or courier service), to the addresses of the respective parties as set forth by their signatures below or to such other address as the party may hereafter specify by written notice so given. Notices shall be effective upon receipt at the location of the specified address.

     13.2  Authority; No Conflicting Obligations.

           Each party warrants that its has all requisite power and authority to enter into and perform this Agreement, and that it has no agreement with any third party or commitments or obligations which conflict in any way with its obligations hereunder.

     13.3  Relationship of the Parties.

           The relationship of Purchaser and Seller under this Agreement is intended to be that of independent contractors. Nothing herein shall be construed to create any partnership, joint venture or agency relationship of any kind. Neither party has any authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

     13.4  Assignment.

           Except as expressly provided for in this Agreement, neither this Agreement nor any right or obligations hereunder shall be assignable by either party without the prior written consent of the other party and any purported assignment without such consent shall be void.

           Either party may assign this Agreement without such consent in connection with the sale or transfer of all or substantially all of the assets of the assigning party. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder.

     13.5  Dispute Resolution.

           Any disputes or claims arising from this Agreement or its breach shall be submitted to and resolved exclusively by arbitration conducted in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration shall be conducted by three (3) arbitrators appointed in accordance with such rules. The place of arbitration shall be in Geneva, Switzerland. An award rendered in the arbitration shall be final and binding upon the parties and judgment may be entered thereon in any court of competent jurisdiction.

     13.6  Severability.

           If any provision of this Agreement is found invalid or unenforceable, the remaining provisions will be given effect as if the invalid or unenforceable provision were not a part of this Agreement.

     13.7  Amendments; Waiver.

           This Agreement may not be amended except in a writing signed by the authorized representatives of both parties. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party sought to be charged therewith. The failure of either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision or of the right to enforce it at a later time.

     13.8  No Implied License.

           Nothing in this Agreement shall be construed to convey any license under any patent, copyright, trademark or other proprietary rights owned or controlled by either party, whether relating to the Products sold or any other matter.

     13.9  Export Regulation.

           Purchaser shall comply in all respects with all laws and regulations of the United States government or any agency thereof pertaining to exports.

     13.10 Enforcement Costs.

           The prevailing party in any arbitration or judicial action brought to enforce the provisions of this Agreement shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, incurred in filing and prosecuting or defending such action.

     13.11 Governing Law.

           This Agreement shall be governed by and construed in accordance with the internal laws of Switzerland, without regard to conflicts of laws principles.

     13.12 Construction.

           The captions contained in this Agreement are for reference only and shall not be used in its construction or interpretation. The provisions of this Agreement shall be construed and interpreted fairly to both parties without regard to which party drafted the same.

     13.13 United Nations Convention.

           The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

     13.14 Entire Agreement.

           This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings between the parties, whether oral or written, relating to such subject matter.

IN WITNESS WHEREOF, the parties, through their respective duly authorized officers, have executed this Agreement to be effective as of the Effective Date set out in the preamble hereto.

CREE RESEARCH, INC.                     OSRAM OPTO SEMICONDUCTORS
                                        GMBH & CO.

By         /s/ F. Neal Hunter           By       /s/ N. Hiller
     -------------------------------         ---------------------------------
     F. Neal Hunter, Chairman & CEO          N. Hiller, General Manager

Date       August 31, 1999              Date    August 31, 1999
     -------------------------------         ---------------------------------

                                        By       /s/ W. Maier
                                             ---------------------------------
                                             W. Maier, Purchasing Manager

                                        Date    August 31, 1999
                                             ---------------------------------

Address for Notices                     Address for Notices
Cree Research, Inc.                     OSRAM Opto Semiconductors GmbH & Co. OHG
4600 Silicon Drive                      Wernerwerkstr. 2
Durham, North Carolina 27703            93049 Regensburg
USA                                     Germany
Attention:  F. Neal Hunter, Chairman    Attention:  N. Hiller and W. Maier
Fax No:  +1 (919) 361-5456              Fax No:  49 341 202 2207

                                  SCHEDULE 1
                        Quantity and Shipment Schedule

A.   Quantity Commitment.

     1. During the period commencing the Effective Date of this Agreement and ending September 24, 2000 Purchaser will purchase from Seller the quantities of each Product type shown below:

            GaN LEDs                   **********
            InGaN LEDs (std. size)     **********
            InGaN LEDs (small size)    **********
            SiC Wafers                 ********** (50 mm dia.)

     2. The "small size" InGaN LED part referenced above has not been developed by Seller nor qualified by Purchaser. Purchaser's obligation to buy and Seller's obligation to sell such Product under this Agreement are subject to the condition that the parties mutually agree in writing on specifications for the Product. The parties shall cooperate diligently and in good faith with the goal of Seller developing the Product, Purchaser qualifying the Product and the parties reaching mutual agreement on specifications for the Product such that shipments of the Product may commence under this Agreement beginning January 1, 2000. Seller will endeavor to deliver engineering samples and preliminary specifications by August 31, 1999 and qualification samples and proposed final specifications by September 30, 1999. Failure of the parties to agree on specifications for such Product shall not give either party the right to terminate this Agreement.

     3. Subject to the conditions set forth above Purchaser has committed to purchase small size LEDs for use in fulfilling Purchaser's delivery obligations to a specific customer which Purchaser has identified separately to Seller (the "End Customer"). If the End Customer ceases purchasing InGaN LEDs from Purchaser, Purchaser may, by giving Seller not less than ninety (90) days prior written notice, change all quantities of small size InGaN LEDs scheduled for shipment under this Agreement after the effective date of such notice to quantities of standard size InGaN LEDs having the same aggregate purchase price as the quantities of small size InGaN LEDs to have been purchased hereunder.

B.   Shipment Schedule.

     1.    The shipment schedule is as follows:

                                         Quarterly (13-Week) Period Ending
                                     -------------------------------------------
            Product                  12/26/99    3/26/00    6/25/00    9/24/00
            --------------------------------------------------------------------
            GaN LEDs                 *******     *******    *******    *******
            InGaN LEDs (std. size)   *******     *******    *******    *******
            InGaN LEDs (small size)  *******     *******    *******    *******
            SiC Wafers               *******     *******    *******    *******

     2. Subject to the provisions of this Agreement, unless otherwise mutually agreed the quarterly amounts shown above will be shipped in three shipments on the last day of the fourth, eighth and final week of each quarterly period. Unless otherwise mutually agreed or specified in purchase orders timely submitted in accordance with this Agreement, the mix of Products for each shipment shall be in accordance with Attachment A to this Schedule 1. Unless otherwise mutually agreed, the quantity of green InGaN LEDs purchased under this Agreement in any quarterly period shall not exceed the quantities of ***** nm and ***** nm InGaN LEDs for the period shown on Attachment A by more than ********* percent (****%).

     3. Purchaser may without charge reschedule shipments of quantities of GaN LEDs shown above under the following terms:

            (a)   for quantities  scheduled to be shipped more than  twenty-four
                  (24) weeks following Seller's receipt of written notice from Purchaser requesting rescheduling, Purchaser may reschedule up to thirty percent (30%) of such quantity for up to ninety (90) days after the originally scheduled shipment date but not later than December 24, 2000; and

            (b) for quantities scheduled to be shipped more than twelve (12) weeks but within twenty-four (24) weeks following Seller's receipt of written notice from Purchaser requesting rescheduling, Purchaser may reschedule up to ten percent (10%) of such quantity for up to ninety (90) days after the originally scheduled shipment date but not later than December 24, 2000.

      4. Purchaser may without charge reschedule shipments of up to the quantity of InGaN LED Products shown below from the quarterly
            (13-week)  period   indicated  to  the  next  succeeding   quarterly
            (13-week) period, provided Seller receives written notice from Purchaser requesting such rescheduling not later than sixty (60) days prior to the beginning of the quarterly period in which the quantities were originally scheduled for shipment.

                                       Quarterly (13-Week) Period Ending
                                       ---------------------------------
            Product                     3/26/00     6/25/00    9/24/00
            ------------------------------------------------------------
            InGaN LEDs (std. size)      *******     *******    *******
            InGaN LEDs (small size)     *******     *******    *******

      5. Purchaser may without charge reschedule shipments of quantities of InGaN GaN LEDs, excluding the quantities shown in the preceding paragraph, under the following terms:

            (a)   for quantities  scheduled to be shipped more than  twenty-four
                  (24) weeks following Seller's receipt of written notice from Purchaser requesting rescheduling, Purchaser may reschedule up to twenty percent (20%) of such quantity for up to ninety (90) days after the originally scheduled shipment date but not later than December 24, 2000; and

            (b) for quantities scheduled to be shipped more than twelve (12) weeks but within twenty-four (24) weeks following Seller's receipt of written notice from Purchaser requesting rescheduling, Purchaser may reschedule up to ten percent (10%) of such quantity for up to ninety (90) days after the originally scheduled shipment date but not later than December 24, 2000.

     6. In all other cases Purchaser may reschedule shipments only with Seller's mutual written agreement. Purchaser's notice requesting rescheduling must specify the quantity to be deferred and the date on which shipment is to be made. Subject to the foregoing, a shipment may be rescheduled any number of times under this paragraph.

SCHEDULE 1 - ATTACHMENT A

Chip                   (1)  Oct-99 Nov-99 Dec-99 Jan-00 Feb-00 Mar-00 Apr-00 May-00 Jun-00 Jul-00 Aug-00 Sep-00 Total

GaN                    Total  ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***

InGaN:
**** nm -              Total  ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***    ***
Standard Size          ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
****                   ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***

**** nm -              Total  ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***    ***
Small Size             ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
****                   ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***

**** nm                Total  ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***    ***
****                   ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***

**** nm                Total  ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***    ***
****                   ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***

**** nm                Total  ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***    ***
****                   ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***

**** nm                Total  ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***    ***
****                   ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***
                       ***    ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***

Up-Potential
(Confirmed)
InGaN - Standard       Total  ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***    ***
Size (2)
InGaN - Small          Total  ***   ***    ***     ***    ***   ***     ***   ***    ***     ***   ***    ***    ***
Size (3)
(1) Total per product and per destination.
(2) **** nm unless otherwise specified in order.
(3) **** nm.

                                   SCHEDULE 2
                           Price and Payment Schedule

A.   Prices.

     1. Prices shall be determined as follows, subject to Paragraph (A)(2) of this Schedule 2:

            GaN LEDs:

                   Incremental Quantities    Unit Price (US$)
                   -------------------------------------------
                       0 to *****                 $*****
                   ***** to *****                 $*****
                   ***** and greater              $*****


            InGaN LEDs (std. size):
                                                       Unit Price (US$)
                                             ----------------------------------
                   Incremental Quantities    Std. Specification              **
                      (All InGaN LEDs)          InGaN LEDs*          ********
                   ------------------------------------------------------------
                       ***** to *****            $*****               $*****
                       ***** to *****            $*****               $*****
                       ***** to *****            $*****               $*****
                       ***** and greater         $*****               $*****

                  * Part Nos. **********, **********, **********, **********
                    **********, and **********.
                  **Applicable only to ************ parts scheduled for shipment after December 26, 1999.


            InGaN LEDs (small size):

                   Incremental Quantities    Unit Price (US$)
                   -------------------------------------------
                       0 to *****                 $*****
                   ***** to *****                 $*****
                   ***** and greater              $*****

            SiC Wafers:

                   Incremental Quantities    Unit Price (US$)
                   -------------------------------------------
                   ***** to *****                 $*****
                   ***** to *****                 $*****
                   ***** to *****                 $*****
                   ***** and greater              $*****

            The parties acknowledge that the reduction in per unit prices reflects Seller's expectation that it will improve manufacturing yields and reduce per unit cost.

     2. Purchaser and Seller will share the risk of currency exchange rate fluctuations, as provided in this paragraph, for units shipped pursuant to Schedule 1. The unit price for such shipments shall be adjusted by the applicable percentage below according to the value of the "Euro-Dollar Exchange Rate" on the shipment date. For purposes of this paragraph, the "Euro-Dollar Exchange Rate" means the average of the foreign exchange rates for Euros per U.S. Dollar, as published in the Wall Street Journal during the thirty (30) calendar days preceding the date of shipment, for rates quoted in New York the preceding business day for trading among banks in amounts of $1 million or more.

                                                                   Percentage
           Euro-Dollar Exchange rate                            Price Adjustment
           ---------------------------------------------------------------------
           Equal to or greater than ****                             -****%
           Equal to or greater than **** and less than ****          -****%
           Greater than **** and less than ****                   no adjustment
           Equal to or less than **** and greater than ****          +****%
           Equal to or less than ****                                +****%

B.    Payment Terms.

      Products will be invoiced upon shipment. Invoices shall be due and payable within twenty (20) days from the invoice date.

                                  SCHEDULE 3
                            Product Specifications

A. GaN LEDs. The GaN LEDs subject to this Agreement are Seller's part number *********** and have the product specifications set forth in Attachment A.

B.    InGaN LEDs.

      1.    The  standard  size  InGaN  LEDs  subject  to  this   Agreement  are
            identified by Seller's part numbers as follow and have the product specifications set forth in Attachment B:

                  ***************
                  ***************
                  ***************
                  ***************
                  ***************

            The specifications for the ************************ part require a dominant wavelength of ********. Purchaser may elect to substitute a part, identified as special part number ************************, with the same specifications as the ************************ part except that the dominant wavelength shall be ********. Seller will supply Purchaser engineering samples of the ******* part without charge not later than September 1, 1999. Purchaser must give Seller written notice of its election to substitute the ******* part on or before November 1, 1999; otherwise, the election shall lapse unless otherwise agreed mutually in writing. If Purchaser timely elects to substitute the ******* part, Seller shall not be obligated to ship any ************************ parts under this Agreement after December 26, 1999.

      2. Product Specifications for the small size InGaN LED shall be mutually agreed upon in writing by the parties.

C.   SiC Wafers.   Product Specifications for  the  SiC  Wafers are set forth in
     Attachment C.

                          SCHEDULE 3 - ATTACHMENT A

Information in attachment omitted in its entirety and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2 of the Commission.

                          SCHEDULE 3 - ATTACHMENT B

Information in attachment omitted in its entirety and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2 of the Commission.

                          SCHEDULE 3 - ATTACHMENT C

Information in attachment omitted in its entirety and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2 of the Commission.